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                                                                    Exhibit 23.2



                           CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Philips-Van Heusen Corporation of our report dated April 14, 2003 relating to the combined financial statements of Calvin Klein, Inc. which appear in the Current Report on Form 8-K/A of Phillips-Van Heusen Corporation dated February 12, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


New York, New York
October 27, 2003